                                                                   Exhibit 3.159
                            CERTIFICATE OF AMENDMENT

                           Before Issuance of Shares
                                       of

                          CERTIFICATE OF INCORPORATION
                                       of

                              DIRECT TO RETAIL, INC.

                       Pursuant to Section 241 of Title 8
                        of the Delaware Code, as amended

      I, the undersigned, being the Sole Incorporator of the above named corporation, a corporation organiZed under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

      FIRST, that the Sole Incorporator has o approved a resolution setting forth the following amendment to the Certificate or Incorporation of said corporation:

      RESOLVED, that the Certificate of Incorporation of this corporation be, and it hereby is amended by replacing in its entirety Article I with the following:

      The name of this corporation is RetailVision, Inc.

      SECOND, that the corporation has not received any payment for its stock.

      THIRD, that this amendment has been duly adopted in accordance with
Section 241 of Title B of the Delaware Code, as amended.

      IN WITNESS WHEREOF, 1 have duly executed this Certificate of Amendment this 23rd day of September, 1993.

                                   /s/ Laura S. Carlson
                                   -------------------------
                                   Laura S. Carlson,
                                   Incorporator

STATE 0F MINNESOTA    )
                      )
COUNTY OF HENNEPIN    )

      Subscribed end sworn to before me this 23rd day of August, 1393, by Laura
S. Carlson, personally known to me as the Incorporator of RetailVision, Inc., a Delaware corporation, on behalf of the corporation.

                                   /s/ Joan E. Rudolph
                                   -------------------------
                                   Notary Public

            JOAN E. RUDOLPH
[SEAL] NOTARY PUBLIC - MINNESOTA
            HENNEPIN COUNTY
      My Comm. Expires May 9, 1994

                          CERTIFICATE OF INCORPORATION
                                       OF
                             DIRECT TO RETAIL, INC.


      The undersigned incorporator, being a person is 18 years of age or older, in order to form a corporate entity under the Delaware General Corporation Law ("DGCL"), hereby sets forth the following Certificate of Incorporation:

                                    ARTICLE I

      The name of this corporation is Direct To Retail, Inc.

                                   ARTICLE II

           The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center. 1209 Orange Street, Wilmington, Delaware 19801, located in New Castle County.


The registered agent at that address is The Corporation Trust Corporation.

                                  ARTICLE III

      The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

      The total number of shares of stock which this corporation has the authority to issue 1,000 shares, all of which shall be designated Common Stock having a par value of $.01 per share.

                                    ARTICLE V

      The name and mailing address of the incorporator of this corporation is Laura B. Carlson, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

                                   ARTICLE VI

      Except as may otherwise be provided by law, the books of this corporation may be kept outside of the State of Delaware at such place or places as the board of directors may designate.

                                   ARTICLE VII

      Elections of the board of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                                  ARTICLE VIII

      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal by-laws of the corporation, without any action on the part of the stockholders. The by-laws made by the board of directors may be adopted, amended or repealed by the stockholders. Any specific provision in the by-laws regarding amendment thereof shall be controlling.

                                   ARTICLE IX

      No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective.

      IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of September, 1993.

                                        /s/ Laura S. Carlson
                                        -------------------------
                                        Laura S. Carlson


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